UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 23, 2015

IRON MOUNTAIN INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

1-13045	23-2588479
(Commission File Number)	(IRS Employer Identification No.)

One Federal Street, Boston, Massachusetts	02110
(Address of Principal Executive Offices)	(Zip Code)

(617) 535-4766

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                        Regulation FD Disclosure

In response to questions from certain investors of Iron Mountain Incorporated, or the Company, following the Company’s earnings conference call for the quarter and year ended December 31, 2014, which was held on February 20, 2015, the Company directs investors and other interested parties to Slide 3 (Normalized, Growing Cash Flows Support Ongoing Distributions) of the investor presentation (the “Investor Presentation”) made available and posted by the Company on its website, www.ironmountain.com, under “Company” “ — Investors,” at http://investors.ironmountain.com/files/doc_presentations/2015/February-2015-Investor-Presentation_v001_u05554.pdf on February 23, 2015.

Slide 3 of the Investor Presentation includes, among other things, the following estimates of the Company:

Normalized 2015 Estimates
Estimated Cash Available for Distribution and Investment	~$470 million
Estimated Ordinary Distributions	~$405 million
Estimated Excess Cash Flow Available for Investment	~$65 million

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRON MOUNTAIN INCORPORATED

By:	/s/ Ernest Cloutier
Name:	Ernest Cloutier
Title:	Executive Vice President, General Counsel and Secretary

Date: February 23, 2015